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                                                                       EXHIBIT 5



James I. Lundy, III
Attorney at Law
                                                    1700 Pennsylvania Avenue, NW
                                                              Suite 400
                                                        Washington, DC 20006
                                                           (202) 349-7130
                                                         Fax (202) 318-4623
                                                       JILundyIII@Verizon.net

                                November 22, 2004

Board of Directors
Southwest Bancorp, Inc.
608 South Main Street
Stillwater, Oklahoma 74074

Ladies and Gentlemen:

         As special legal counsel to Southwest Bancorp, Inc. (the "Southwest"), I have participated in the preparation of Southwest's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of shares (the "Shares") of Southwest's Common Stock pursuant to the exercise of options outstanding under the Southwest Bancorp, Inc. 1999 Stock Option Plan, as amended (the "Plan").

         As counsel to Southwest, I have examined such corporate records, certificates and other documents of Southwest, and made such examinations of law and other inquiries of such officers of Southwest, as I have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations I am of the opinion that the Shares, when issued in accordance with the provisions of the Plan and the options granted pursuant thereto, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of Southwest.

         I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 filed by Southwest and to the reference to our firm contained therein.

                                                        Very truly yours,



                                                        /s/ James I. Lundy, III